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                                                                       EX.99.M.4

                                   SCHEDULE A

                      TO THE DISTRIBUTION AND SERVICE PLAN

                                 CLASS A SHARES

Pursuant to Section 2, the Trust shall pay the Distributor compensation at which is calculated daily and paid monthly at an annual rate as set forth below.

                                                                              MAXIMUM SHAREHOLDER
PORTFOLIO                                                           FEE          SERVICES FEE
---------                                                           ---       -------------------
Aggressive Growth Stock Fund                                        .35%              .25%

Balanced Fund                                                       .28%              .25%

Capital Appreciation Fund                                           .35%              .25%

Core Bond Fund (formerly, Classic Institutional Core Bond Fund)     .25%              .25%

Emerging Growth Stock Fund                                          .35%              .25%

Florida Tax Exempt Bond Fund                                        .18%              .18%

Georgia Tax Exempt Bond Fund                                        .18%              .18%

Large Cap Relative Value Fund (formerly, Growth and Income Fund)    .25%              .25%

High Income Fund                                                    .30%              .25%

Intermediate Bond Fund (formerly, Classic Institutional
Intermediate Bond Fund)                                             .25%              .25%

International Equity Fund                                           .33%              .25%

International Equity Index Fund                                     .35%              .25%

Investment Grade Bond Fund                                          .35%              .25%

Investment Grade Tax-Exempt Bond Fund                               .35%              .25%

Life Vision Aggressive Growth Fund                                  .35%              .25%

Life Vision Conservative Fund                                       .35%              .25%

Life Vision Growth and Income Fund                                  .35%              .25%

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
                                                                              MAXIMUM SHAREHOLDER
PORTFOLIO                                                           FEE          SERVICES FEE
---------                                                           ---       -------------------
Life Vision Moderate Growth Fund                                    .35%              .25%

Life Vision Target Date 2015 Fund                                   .35%              .25%

Life Vision Target Date 2025 Fund                                   .35%              .25%

Life Vision Target Date 2035 Fund                                   .35%              .25%

Limited-Term Federal Mortgage Securities Fund                       .23%              .23%

Maryland Municipal Bond Fund                                        .15%              .15%

Mid-Cap Equity Fund                                                 .35%              .25%

Mid-Cap Value Equity Fund                                           .35%              .25%

North Carolina Tax-Exempt Bond Fund                                 .15%              .15%

Prime Quality Money Market Fund                                     .20%              .20%

Seix High Yield Fund  (formerly, Seix Institutional High Yield
Fund)                                                               .25%              .25%

Short-Term Bond Fund                                                .23%               23%

Short-Term U.S. Treasury Securities Fund                            .18%              .18%

Small Cap Growth Stock Fund                                         .35%              .25%

Small Cap Value Equity Fund                                         .33%              .25%

Strategic Income Fund                                               .35%              .25%

Strategic Quantitative Equity Fund                                  .25%              .25%

Quality Growth Stock Fund (formerly, Tax Sensitive Growth Stock
Fund)                                                               .35%              .25%

Tax-Exempt Money Market Fund                                        .15%              .15%

U.S. Government Securities Fund                                     .35%              .25%

U.S. Government Securities Money Market Fund                        .17%              .17%

U.S. Treasury Money Market Fund                                     .15%              .15%

Large Cap Value Equity Fund (formerly, Value Income Stock Fund)     .33%              .25%

Virginia Intermediate Municipal Bond Fund                           .15%              .15%

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
                                                                              MAXIMUM SHAREHOLDER
PORTFOLIO                                                           FEE          SERVICES FEE
---------                                                           ---       -------------------

Virginia Municipal Bond Fund                                        .15%              .15%

Virginia Tax-Free Money Market Fund                                 .20%              .20%